Exhibit 99.2

Third Quarter 2016
Teleconference
Supplemental Data

Cautionary Statement

Forward-Looking Information    This communication contains forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding our future financial and business performance and prospects, including forecasted 2016 fourth quarter and full year business and financial results, foreign currency impact and Venezuela devaluation and deconsolidation impact. These statements are based on the current expectations of management of the Company. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are set forth under Item 1A of our most recent Annual Report on Form 10-K and our other our public filings with the Securities and Exchange Commission (the “SEC”) and include the vitality of the markets we serve, including the markets served by our Global Energy segment; the impact of worldwide economic factors such as the worldwide economy, credit markets, interest rates and foreign currency risk, including reduced sales and earnings in other countries resulting from the weakening of local currencies versus the U.S. dollar; exposure to economic, political and legal risks related to our international operations; the costs and effects of complying with laws and regulations relating to our operations; the occurrence of litigation or claims; and other uncertainties or risks reported from time to time in our reports to the SEC. In light of these risks, uncertainties and factors, the forward-looking events discussed in this communication may not occur. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made. Ecolab does not undertake, and expressly disclaims, any duty to update any forward-looking statement except as required by law.

Non-GAAP Financial Information    This communication includes Company information that does not conform to generally accepted accounting principles (GAAP). Management believes that a presentation of this information is meaningful to investors because it provides insight with respect to ongoing operating results of the Company and allows investors to better evaluate the financial results of the Company. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. Reconciliations of our non-GAAP measures included within this presentation are included in the “Non-GAAP Financial Measures” section of this presentation.

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	2

3Q 2016 Overview

◢Earnings:

▪	Reported diluted EPS $1.27, +48% versus last year; adjusted diluted EPS $1.28, flat year on year
▪	Reported and adjusted diluted EPS include $0.09 (7 percentage points) unfavorable currency

◢Sales:

▪	Reported sales -2%; fixed currency sales +1%; acquisition adjusted fixed currency sales flat year on year
▪	Global Institutional, Global Industrial and Other segment acquisition adjusted fixed currency sales +3%, partially offset by a moderated decline in Global Energy sales
▪	Strong new business growth and new product introductions drove market share gains

◢Operating Margin:

▪	Reported operating margin +500 bps; adjusted fixed currency operating margin +60 bps
▪	Pricing, volume growth and cost savings initiatives in our Global Institutional, Global Industrial and Other segments was partially offset by a decline in Global Energy

◢Outlook:

▪	4Q: Adjusted diluted EPS of $1.23 to $1.33, including an approximate $0.02 unfavorable impact from FX/Venezuelan devaluation/deconsolidation
▪	2016: Adjusted diluted EPS of $4.35 to $4.45, including an approximate $0.30, or 7 percentage point, unfavorable impact from FX/Venezuelan devaluation/deconsolidation

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	3

3Q 2016 Results

	Third Quarter Ended September 30
	Reported			Adjusted *
(unaudited)	Public Currency Rates		%	Public Currency Rates		%
(millions, except per share)	2016	2015	Change	2016	2015	Change
Net sales	$ 3,386.1	$ 3,446.4	(2)%	$ 3,386.1	$ 3,446.4	(2)%
Operating income	574.1	413.0	39%	577.3	579.5	0%
Net income attributable to Ecolab	374.1	257.8	45%	378.0	384.0	(2)%
Diluted earnings per share	$ 1.27	$ 0.86	48%	$ 1.28	$ 1.28	0%

				Adjusted *
	Fixed Currency Rates *		%	Fixed Currency Rates		%
	2016	2015	Change	2016	2015	Change
Net sales	$ 3,319.7	$ 3,282.7	1%	$ 3,319.7	$ 3,282.7	1%
Operating income	564.0	375.9	50%	567.2	542.4	5%

*See “Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	4

3Q 2016 Sales Growth Detail

	Fixed Rate	Acq./Div. Adj.
Global Industrial	% Change	% Change	Consolidated	% Change
Food & Beverage	4%	4%	Volume & mix	<1%
Water	0%	0%	Pricing	<1%
Paper	2%	2%	Subtotal	<1%
Textile Care	2%	2%	Acq./Div.	1%
Total Global Industrial	1%	2%	Fixed currency growth	1%
			Currency impact	(3)%
Global Institutional			Total	(2)%
Institutional	7%	4%
Specialty	6%	6%
Healthcare	6%	6%
Total Global Institutional	6%	4%

Global Energy	(8)%	(8)%

Other
Pest Elimination	7%	7%
Equipment Care	10%	10%
Total Other	8%	8%

Amounts in the tables above may reflect rounding. Acq./Div. Adj. excludes the impact of acquisitions and divestitures and Venezuela results.

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	5

3Q 2016 Income Statement / Margins

($ millions, unaudited)	2016	% sales	2015	% sales	% change	Comments*

Gross Profit	$ 1,648.9	48.7%	$ 1,626.4	47.2%	1%

Excluding special charges, our adjusted gross margin was 48.7% vs. 47.9%, increasing 80 bps, resulting from lower delivered product costs, cost efficiencies and the impact of the decline in Global Energy, which on average has a lower gross profit margin.

SG&A	1,071.6	31.6%	1,070.7	31.1%	0%	The 50 bps increase in 2016 primarily reflects the impact of acquisitions, investments in the business and the decline in Global Energy, which on average has a lower SG&A ratio.

Operating Income (fixed FX)
Global Industrial	199.8	16.9%	179.7	15.4%	11%	2016 acquisition adjusted fixed currency margins were 16.9% vs. 15.3% in 2015. The 160 bps improvement was due to lower delivered product costs, appropriate pricing and cost savings initiatives.

Global Institutional	266.8	22.9%	256.9	23.5%	4%

2016 acquisition adjusted fixed currency margins were 24.0% vs. 23.5% in 2015. The 50 bps improvement reflected appropriate pricing and sales volume gains, which more than offset investments in the business and higher delivered product costs.

Global Energy	100.9	13.3%	111.1	13.4%	(9)%

2016 acquisition adjusted fixed currency margins were 13.2% in both 2016 and 2015 reflecting delivered product cost savings, synergies, and other cost reduction actions, which offset reduced pricing, lower sales volumes and reduced plant overhead absorption (driven by the lower sales volumes).

Other	41.3	19.6%	37.0	19.0%	12%	The 60 bps improvement was due to pricing and sales volume gains.

Subtotal at fixed FX	608.8	18.3%	584.7	17.8%	4%

Corporate
Special Gains/(Ch.)	(3.2)		(166.5)			2016: Wage-hour litigation charges, offset by restructuring related gains. 2015: Venezuela devaluation, restructuring and wage-hour litigation charges.

Corp. Expense	(41.6)		(42.3)			Includes Nalco intangible amortization of $42 million in 2016 and 2015.
Total Corporate Exp.	(44.8)		(208.8)

FX	10.1		37.1

Consolidated Op. Inc.	$ 574.1	17.0%	$ 413.0	12.0%	39%

2016 adjusted fixed currency margin was 17.1%, +60 bps vs. the equivalent 2015 margin of 16.5%. The strong margin expansion was driven by appropriate pricing, continued sales volume growth and cost savings in our Global Institutional, Global Industrial and Other segments, which were partially offset by a decline in Global Energy results.

*See Non-GAAP Financial Measures” section of this presentation for corresponding reconciliations.

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	6

3Q 2016 Balance Sheet / Cash Flow

Summary Balance Sheet

	September 30			September 30
(millions, unaudited)	2016	2015	(millions, unaudited)	2016	2015
Cash and cash eq.	$ 180.6	$ 184.8	Short-term debt	$ 1,571.2	$ 1,009.1
Accounts receivable, net	2,349.6	2,450.0	Accounts payable	1,022.7	1,034.5
Inventories	1,342.4	1,439.2	Other current liabilities	1,580.1	1,513.0
Other current assets	299.4	568.4	Long-term debt	5,091.4	5,753.7
PP&E, net	3,292.9	3,212.2	Pension/Postretirement	914.5	1,146.8
Goodwill and intangibles	10,429.8	10,671.6	Other liabilities	1,257.1	1,583.6
Other assets	484.1	357.1	Total equity	6,941.8	6,842.6
Total assets	$ 18,378.8	$ 18,883.3	Total liab. and equity	$ 18,378.8	$ 18,883.3

Selected Cash Flow items			Selected Balance Sheet measures
	Nine Months Ended
	September 30			September 30
(millions, unaudited)	2016	2015	(unaudited)	2016	2015
Cash from op. activities	$ 1,491.7	$ 1,395.2	Total Debt/Total Capital	49.0%	49.7%
Depreciation	420.9	422.7	Net Debt/Total Capital	48.3%	49.0%
Amortization	217.2	224.4	Net Debt/EBITDA*	2.6	2.5
Capital expenditures	478.6	551.6	Net Debt/Adjusted EBITDA*	2.3	2.3

* EBITDA and Adjusted EBITDA are non-GAAP measures.  EBITDA is defined as the sum of operating income, depreciation and amortization. Adjusted EBITDA is defined as the sum of adjusted operating income, depreciation and amortization. The inputs to EBITDA reflect the trailing twelve months of activity for the period presented. See “Non-GAAP Financial Measures” section of this presentation corresponding reconciliations.

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	7

Appendix

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	8

Non-GAAP Financial Measures

	Third Quarter Ended		Nine Months Ended
(unaudited)	September 30		September 30
(millions, except percent)	2016	2015	2016	2015

Net Sales
Reported GAAP net sales	$ 3,386.1	$ 3,446.4	$ 9,800.7	$ 10,133.1
Effect of foreign currency translation	(66.4)	(163.7)	(153.1)	(560.9)
Non-GAAP fixed currency sales	$ 3,319.7	$ 3,282.7	$ 9,647.6	$ 9,572.2

Cost of Sales
Reported GAAP cost of sales	$ 1,737.2	$ 1,820.0	$ 5,153.8	$ 5,391.8
Special (gains) and charges	-	23.8	61.9	35.4
Non-GAAP adjusted cost of sales	$ 1,737.2	$ 1,796.2	$ 5,091.9	$ 5,356.4

Gross Margin
Reported gross margin	48.7%	47.2%	47.4%	46.8%
Non-GAAP adjusted gross margin	48.7%	47.9%	48.0%	47.1%

Operating Income
Reported GAAP operating income	$ 574.1	$ 413.0	$ 1,358.1	$ 1,238.5
Effect of foreign currency translation	(10.1)	(37.1)	(23.9)	(117.9)
Non-GAAP fixed currency operating income	$ 564.0	$ 375.9	$ 1,334.2	$ 1,120.6

Reported GAAP operating income	$ 574.1	$ 413.0	$ 1,358.1	$ 1,238.5
Special (gains) and charges	3.2	166.5	97.6	251.5
Non-GAAP adjusted operating income	577.3	579.5	1,455.7	1,490.0
Effect of foreign currency translation	(10.1)	(37.1)	(23.9)	(117.9)
Non-GAAP adjusted fixed currency operating income	$ 567.2	$ 542.4	$ 1,431.8	$ 1,372.1

Operating Income Margin
Reported GAAP operating income margin	17.0%	12.0%	13.9%	12.2%
Non-GAAP adjusted fixed currency operating income margin	17.1%	16.5%	14.8%	14.3%

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	9

Non-GAAP Financial Measures

	Third Quarter Ended		Nine Months Ended
(unaudited)	September 30		September 30
(millions, except percent and per share)	2016	2015	2016	2015

Net Income Attributable to Ecolab
Reported GAAP net income attributable to Ecolab	$ 374.1	$ 257.8	$ 863.3	$ 793.2
Special (gains) and charges, after tax	(0.6)	145.4	60.8	211.8
Discrete tax net expense (benefit)	4.5	(19.2)	3.6	(56.0)
Non-GAAP adjusted net income attributable to Ecolab	$ 378.0	$ 384.0	$ 927.7	$ 949.0

Diluted Earnings per Share Attributable to Ecolab ("EPS")
Reported GAAP diluted EPS	$ 1.27	$ 0.86	$ 2.91	$ 2.63
Special (gains) and charges, after tax	0.00	0.48	0.20	0.70
Discrete tax net expense (benefit)	0.02	(0.06)	0.01	(0.19)
Non-GAAP adjusted diluted EPS	$ 1.28	$ 1.28	$ 3.12	$ 3.15

Provision for Income Taxes
Reported GAAP tax rate	25.5%	29.6%	24.7%	24.9%
Special gains and charges	0.6	(7.5)	1.0	(2.6)
Discrete tax items	(0.9)	3.7	(0.3)	4.3
Non-GAAP adjusted tax rate	25.2%	25.8%	25.4%	26.6%

EBITDA (trailing twelve months ended)
Net income including non-controlling interest	$ 1,098.0	$ 1,137.6
Provision for income taxes	324.3	378.1
Interest expense, net	258.6	243.3
Depreciation	557.7	563.4
Amortization	292.8	301.7
EBITDA	$ 2,531.4	$ 2,624.1
Special (gains) and charges impacting EBITDA	341.5	296.2
Adjusted EBITDA	$ 2,872.9	$ 2,920.3

Please see Ecolab’s news release dated November 1, 2016 for additional information, including additional discussion on use of Non-GAAP financial measures.	10